================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                CERES GROUP, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                        34-1017531
          (State of incorporation)   (I.R.S. Employer Identification No.)

             17800 ROYALTON ROAD, CLEVELAND, OHIO         44136
           (Address of Principal Executive Offices)     (Zip Code)

            CERES GROUP, INC. 1998 KEY EMPLOYEE SHARE INCENTIVE PLAN
                            (Full Title of the Plan)

                             Kathleen L. Mesel, Esq.
                                 General Counsel
                                Ceres Group, Inc.
                               17800 Royalton Road
                               Cleveland, OH 44136
                                  440/572-2400
                        (Name, address, telephone number,
                    including area code of agent for service)

                         Calculation of Registration Fee

===================================================================================================================
 Title of securities to       Amount to be        Proposed maximum       Proposed maximum           Amount of
     be registered             registered        offering price per     aggregate offering      registration fee
                                                      share(1)               price(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value             1,000,000 shares               $6.155             $6,155,000                $779.84
===================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) on the basis of the average of the high and low market price for the common stock on June 28, 2004 with respect to 1,000,000 shares of common stock for which options, stock appreciation rights, restricted stock awards or stock grants have not yet been granted.

 The original Form S-8 (Reg No. 333-75878), filed with the Securities and Exchange Commission on December 21, 2001, related to the Ceres Group, Inc. 1998 Key Employee Share Incentive Plan, is hereby incorporated by reference. At the May 19, 2004 Annual Meeting of Stockholders, the Company's stockholders approved an amendment to the Ceres Group, Inc. 1998 Key Employee Share Incentive Plan to increase the number of shares available for grant under the plan by an additional 1,000,000 shares. These additional 1,000,000 shares have not been granted.


                                     PART II

ITEM 8.  EXHIBITS

4.1     Ceres Group, Inc. 1998 Key Employee Share Incentive Plan

5.1     Opinion of Kohrman Jackson & Krantz P.L.L.

23.1    Consent of KPMG LLP

23.2    Consent of Ernst & Young LLP

23.3 Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1)

24.1 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 29, 2004.

                                    CERES GROUP, INC.

                                    By:   /s/ Thomas J. Kilian
                                         ---------------------------------------
                                         Thomas J. Kilian, President and CEO

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kathleen L. Mesel his or her true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  NAME                                        TITLE                                 DATE

                                                          President and
/s/ Thomas J. Kilian                                 Chief Executive Officer                   June 29, 2004
-------------------------                         (Principal Executive Officer)
Thomas J. Kilian

/s/ David I. Vickers                                Executive Vice President,
-------------------------                     Chief Financial Officer and Treasurer            June 29, 2004
David I. Vickers                           (Principal Financial and Accounting Officer)

/s/ Roland C. Baker                                          Director                          June 29, 2004
-------------------------
Roland C. Baker

                                                             Director                          June 29, 2004
-------------------------
Michael A. Cavataio

/s/ Bradley E. Cooper                                        Director                          June 29, 2004
-------------------------
Bradley E. Cooper

                                                             Director                          June 29, 2004
-------------------------
Susan S. Fleming

/s/ Thomas J. Kilian                                         Director                          June 29, 2004
-------------------------
Thomas J. Kilian


/s/ Lynn C. Miller                                           Director                          June 29, 2004
-------------------------
Lynn C. Miller


/s/ William J. Ruh                                    Chairman of the Board                    June 29, 2004
-------------------------
William J. Ruh

/s/ Robert A. Spass                                          Director                          June 29, 2004
-------------------------
Robert A. Spass

                                  EXHIBIT INDEX


4.1     Ceres Group, Inc. 1998 Key Employee Share Incentive Plan

5.1     Opinion of Kohrman Jackson & Krantz P.L.L.

23.1    Consent of KPMG LLP

23.2    Consent of Ernst & Young LLP

23.3 Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1)

24.1 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein